Exhibit 10.281



                         THE CHARLES SCHWAB CORPORATION
                            2004 STOCK INCENTIVE PLAN
                          NOTICE OF STOCK OPTION GRANT

     You have been granted the following option to purchase Common Stock of The Charles Schwab Corporation ("Schwab") under the Charles Schwab Corporation 2004 Stock Incentive Plan (the "Plan"):

     Name of Grantee:                  Peter K Scaturro

     Total Number of Shares Granted:   500,000

     Exercise Price Per Share:         $11.58

     Grant Date:                       May 19, 2005

     Expiration Date:                  May 19, 2012

     Vesting Schedule:                 So long as you remain  employed  in  good
                                       standing  by Schwab or  its  subsidiaries
                                       and   subject   to  the   terms  of   the
                                       Nonqualified Stock Option Agreement, you will acquire the right to exercise this option (become "vested"in this option) on the following dates and in the following amounts:

                                       Percentage of the Total Number of
               Vesting Date            Shares Granted under this Option
                                               That Will Vest
      -------------------------------------------------------------------
       3rd Anniversary of Grant Date                 50%
       4th Anniversary of Grant Date                 50%


You and Schwab agree that this option is granted under and governed by the terms and conditions of the Plan and the Nonqualified Stock Option Agreement, both of which are made a part of this notice. Please review the Nonqualified Stock Option Agreement and the Plan carefully, as they explain the terms and conditions of this option. You agree that Schwab may deliver electronically all documents relating to the Plan or this option (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that Schwab is required to deliver to its stockholders. Unless you provide written objection to Schwab within 30 days of your receipt of this notice, you agree to all of the terms and conditions of this notice, the Nonqualified Stock Option Agreement and the Plan.

                         THE CHARLES SCHWAB CORPORATION
                            2004 STOCK INCENTIVE PLAN
                       NONQUALIFIED STOCK OPTION AGREEMENT


Tax Treatment       This  option  is a  nonqualified  stock  option  and  is not intended to qualify as an incentive stock option under federal tax laws.

Vesting This option becomes vested in installments as described in the Notice of Stock Option Grant.

Accelerated         This option will become  fully  exercisable  if your service
Vesting             with Schwab and its  subsidiaries  terminates  on account of your death or "disability" (as defined below).

                    If, prior to the date your service terminates, Schwab is subject to a "change in control" (as defined in the Plan document), this option will become fully exercisable immediately preceding the change in control. If the Committee determines that a change in control is likely to occur, Schwab will advise you and this option will become fully exercisable as of the date 10 days prior to the anticipated date of the change in control.

                    During the first 24 months of your employment, if Schwab terminates your employment for any reason other than "cause" or if you resign all positions with Schwab and its affiliates for "good reason", then the vested and exercisable portion of this option will be at least equal to
                    (i) the whole years of service that you have completed with Schwab plus one additional year of service; over (ii) four. In the event of a sale of substantially all of the assets of U.S. Trust by Schwab or a merger or consolidation in which U.S. Trust is not the surviving entity and if you do not remain employed by Schwab or a related entity, the vested and exercisable portion of this option will be at least equal to (i) the whole years of service that you have completed with Schwab plus two additional years of service; over (ii) four. If you accept an offer of employment with such surviving entity, the vested and exercisable portion of this option will be at least equal to (i) the whole years of service that you have completed with Schwab plus one additional year of service; over (ii) four. As a condition to the additional vesting under this paragraph, you will be required to execute a severance agreement, which in Schwab's sole discretion, may include without limitation provisions relating to (1) non-disparagement and non-disclosure;
                    (2) non-solicitation  of customers,  clients and  employees;
                    (3) use of confidential and proprietary information; (4) return of company property; (5) cooperation with investigations, arbitrations, and litigation; (6) release and waiver of all legal claims; and (7) authorized deductions (if any). In no event shall this Agreement or your Offer Letter dated May 4, 2005, be construed in any manner to give you the right to cash payments in settlement of this option.

Definition of       For all purposes of this Agreement,  "disability" means that
Disability          you have a disability  such that you have been determined to be eligible for benefits under Schwab's long-term disability plan.

Definition of       For all purposes of this Agreement, "good reason" means that
Good Reason         you have not been terminated for "cause" and elect to resign after there has been a material diminution or reduction of your title, authority, position, duties or responsibilities.

Definition of       For all  purposes of this  Agreement,  "cause" is defined as
Cause               termination of employment  based on a  determination  by the
                    Board of Directors of Schwab that  employment  be terminated
                    for  any  of  the   following   reasons:   (1)   indictment,
                    conviction,  or admission of  (including a plea of guilty or nolo  contendere  to) any  felony or of any crime  involving dishonesty  or moral  turpitude;  (2)  violation of any law, rule,  regulation  or by-law of any  securities  exchange or association or other  regulatory or self  regulatory body or agency  applicable to Schwab or any of its  affiliates;  (3)
                    participation in any act of fraud,  embezzlement,  theft, or malfeasance against Schwab, its affiliates or customers; (4)
                    breach of any agreement to which you and Schwab are parties;
                    (5)  violation of Schwab's  policy  prohibiting  harassment, discrimination,  or retaliation  in the workplace,  Schwab's
                    Compliance  Manual, or Schwab's Code of Business Conduct and
                    Ethics; (6) use of alcohol or drugs that interferes with the
                    performance  of  your  duties  or  which   compromises   the
                    integrity  or   reputation   of  Schwab,   its   affiliates,
                    employees,  or products;  (7) willful  failure by you, after given notice and a  reasonable  opportunity  to correct,  to perform your duties,  other than failure resulting from your complete or partial  incapacity  due to a physical or mental illness; (8) intentional damage to any property of Schwab or its affiliates; and (9) absence from your employment,  other
                    than  as  a  result  of  disability   pursuant  to  Schwab's
                    short-term disability plan, vacation, or sabbatical for a period of more than four (4) weeks without prior consent of Schwab's Chief Executive Officer. This provision does not alter or modify your at-will employment relationship.

Exercise            You or your  representative  may  exercise  this  option  by
Procedures          following  the  procedures  prescribed  by  Schwab.  If this option is being exercised by your representative, your representative must furnish proof satisfactory to Schwab of your representative's right to exercise this option. After completing the prescribed procedures, Schwab will cause to be issued the shares purchased, which will be registered in the name of the person exercising this option.

Forms of            When you submit your notice of  exercise,  you must  include
Payment             payment of the option  exercise price for the shares you are purchasing. Payment may be made in one of the following forms:

                      o Cash, your personal check, a cashier's check or a money order.

                      o Shares of Schwab stock that are surrendered to Schwab. These shares will be valued at their fair market value on the date when the new shares are purchased.

                      o By delivery (in a manner prescribed by Schwab) of an irrevocable direction to Charles Schwab & Co., Inc. to sell shares of Schwab stock (including shares to be issued upon exercise of this option) and to deliver all or part of the sale proceeds to Schwab in payment of all or part of the exercise price.

Term This option expires no later than the Expiration Date specified in the Notice of Stock Option Grant but may expire earlier upon your termination of service, as described below.

Termination         This option will expire on the date three  months  following
of Service          the date of your  termination of employment  with Schwab and its subsidiaries for any reason other than on account of death and disability. The term "disability" is defined above.

                    If you cease to be an employee of Schwab and its subsidiaries by reason of your disability or death, then this option will expire on the first anniversary of the date of your death or disability.

Effect of           If you are entitled to  severance  benefits  under  Schwab's
Entitlement to      severance plan, then your "termination date" for purposes of
Severance           continued  vesting  and  exercisability  of this option with regard to any post-termination period will be determined under the terms of that plan.

Cancellation of     To the fullest  extent  permitted by applicable  laws,  this
Options             option will immediately be cancelled and expire in the event that Schwab terminates your employment on account of conduct contrary to the best interests of Schwab, including, without limitation,  conduct  constituting  a  violation  of  law or
                    Schwab   policy,   fraud,   theft,   conflict  of  interest,
                    dishonesty or  harassment.  The  determination  whether your
                    employment  has  been   terminated  on  account  of  conduct
                    inimical to the best interests of Schwab shall be made by Schwab in its sole discretion.

Restrictions on     You  cannot  exercise  this  option  and no shares of Schwab
Exercise and        stock may be issued  under this  option if the  issuance  of
Issuance or         shares  at that  time  would  violate  any  applicable  law,
Transfer of         regulation or rule. Schwab may impose  restrictions upon the
Shares              sale,  pledge or other  transfer  of shares  (including  the placement of appropriate legends on stock certificates) if, in the judgment of Schwab and its counsel, such restrictions are necessary or desirable to comply with applicable law, regulations or rules.

Stockholder         You,  or  your  estate  or  heirs,   have  no  rights  as  a
Rights              stockholder  of Schwab until you have  exercised this option by giving the required notice to Schwab and paying the exercise price. No adjustments are made for dividends or other rights if the applicable record date occurs before you exercise this option, except as described in the Plan.

No Right to         Nothing in this  Agreement  will be  construed as giving you
Employment          the  right to be  retained  as an  employee,  consultant  or director of Schwab and its subsidiaries for any specific duration or at all.

Transfer of         In general,  only you may exercise this option prior to your
Option              death. You may not transfer or assign this option, except as provided below.  For instance,  you may not sell this option or use it as security  for a loan.  If you attempt to do any
                    of  these  things,   this  option  will  immediately  become
                    invalid. You may, however, dispose of this option in your will or in a beneficiary designation.

                    You may transfer this option as a gift to one or more family members. For this purpose, "family member" means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law (including adoptive relationships), any individual sharing your household, e.g., a domestic partner, other than a tenant or employee, a trust in which one or more of these individuals have more than 50% of the beneficial interest, a foundation in which you or one or more of these persons control the management of assets, and any entity in which you or one or more of these persons own more than 50% of the voting interest.

                    Schwab may, in its sole discretion, allow you to transfer this option under a domestic relations order in settlement of marital or domestic property rights.

                    In order to transfer this option, you and the transferee(s) must execute the forms prescribed by Schwab, which include the consent of the transferee(s) to be bound by this Agreement.

Limitation on       In the  event  that it is  determined  that any  payment  or
Payments            distribution  of any  type to or for  your  benefit  made by
                    Schwab, by any of its affiliates, by any person who acquires ownership or effective control or ownership of a substantial portion of  Schwab's  assets  (within the meaning of Section
                    280G of the Internal  Revenue Code of 1986, as amended,  and the regulations thereunder (the "Code")) or by any affiliate of such person,  whether paid or payable or  distributed  or
                    distributable   pursuant  to  the  terms  of  an  employment
                    agreement or  otherwise,  would be subject to the excise tax imposed  by  Section  4999 of the  Code or any  interest  or penalties  with respect to such excise tax (such excise tax,
                    together   with  any  such   interest  or   penalties,   are
                    collectively  referred  to as the "Excise  Tax"),  then such payments  or  distributions  or  benefits  shall be  payable either (i) in full;  or (ii) as to such lesser  amount which would result in no portion of such payments or distributions or  benefits  being  subject  to the Excise  Tax.  You shall receive the greater,  on an after-tax basis, of (i) or (ii).
                    Unless  you and  Schwab  agree  otherwise  in  writing,  any determination  required under this paragraph will be made in
                    writing   by   Schwab's    independent    accountant    (the
                    "Accountant") whose determination shall be conclusive and binding. You and Schwab will furnish the Accountant such documentation and documents as the Accountant may reasonably request in order to make a determination. Schwab shall bear all costs that the Accountant may reasonably incur in connection with performing any calculations contemplated by this paragraph.

Claims              You  may  file a  claim  for  benefits  under  the  Plan  by
Procedure           following the procedures prescribed by Schwab. If your claim is denied,  generally you will receive written or electronic notification  of the  denial  within  90 days of the date on which you filed the claim. If special  circumstances require more time to make a  decision  about  your  claim,  you will receive notification of when you may expect a decision.  You
                    may   appeal   the   denial  by   submitting   to  the  Plan
                    Administrator a written request for review within 30 days of receiving  notification  of the denial.  Your request should
                    include   all  facts  upon  which  your   appeal  is  based.
                    Generally,  the Plan  Administrator  will  provide  you with written or electronic notification of its decision within 90
                    days  after  receiving  the  review   request.   If  special
                    circumstances require more time to make a decision about your request, you will receive notification of when you may expect a decision.

Plan                The Plan  Administrator has discretionary  authority to make
Administration      all  determinations  related to this  option and to construe the terms of the Plan, the Notice of Stock Option Grant and this Agreement. The Plan Administrator's determinations are conclusive and binding on all persons.

Right to            If Schwab adopts the  fair-value-based  method of accounting
Replace Option      under FASB  Statement No. 123, the Committee  shall have the
with SARs           right to replace this option (or any portion of this option)
                    to the extent outstanding with a Stock Appreciation Right subject to substantially the same terms and conditions contained in this Agreement to be settled in shares of Schwab stock on a one-to-one basis; provided, that this provision shall not become effective if it would cause
                    Schwab to recognize compensation expense.

Adjustments         In the event of a stock split, a stock dividend or a similar change in Schwab stock, the Compensation Committee, in its discretion, may adjust the number of shares covered by this option and the exercise price per share.

Severability        In the event that any  provision  of this  Agreement is held invalid or unenforceable, the provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

Applicable Law      This Agreement  will be  interpreted  and enforced under the laws of the State of California (without regard to their choice-of-law provisions), as such laws are applied to contracts entered into and performed in California.

The Plan and        The text of the Plan is  incorporated  in this  Agreement by
Other               reference. This Agreement and the Plan constitute the entire
Agreements          understanding  between you and Schwab regarding this option.
                    Any prior agreements, commitments or negotiations concerning this option are superseded. This Agreement may be amended only by another written agreement, signed by both parties.
                    If there is any inconsistency or conflict between any provision of this Agreement and the Plan, the terms of the Plan will control.


                         BY ACCEPTING THIS OPTION GRANT,
                  YOU AGREE TO ALL OF THE TERMS AND CONDITIONS
                        DESCRIBED ABOVE, IN THE NOTICE OF
                       STOCK OPTION GRANT AND IN THE PLAN.